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                                                                     EXHIBIT 5.1

                               Alston & Bird LLP

                              One Atlantic Center
                          1201 West Peachtree Street
                          Atlanta, Georgia 30309-3424

                                _________, 2001

Crescent Banking Company
251 Highway 515
Jasper, Georgia 30143

     Re:  Registration Statement on Form S-2

Ladies and Gentlemen:

     We have acted as counsel to Crescent Banking Company, a Georgia corporation (the "Company"), in connection with the filing of the above-referenced Registration Statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933, as amended (the "Securities Act"), ______ shares (the "Shares") of the Company's Common Stock, par value $1.00 per share, for issuance and sale by the Company. This opinion letter is rendered pursuant to Item 6 of Form S-2 and Item 601(b)(5) of the Commission's Regulation S-K.

     We have examined the Company's Articles of Incorporation, as amended, and Amended and Restated Bylaws, records of proceedings of the Company's Board of Directors, or committees thereof, deemed by us to be relevant to this opinion letter, the Registration Statement and other agreements and documents that we deemed necessary for the purpose of expressing the opinion set forth herein. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein. In such examinations, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies, and the authenticity of the originals of such copies, and we have assumed all certificates of public officials to have been properly given and to be accurate.

     As to certain matters relevant to this opinion letter, we have relied upon certificates and statements of officers of the Company and certificates of public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

     Our opinion set forth below is limited to the laws of the State of Georgia, and we do not express any opinion herein concerning any other laws.

     This opinion letter is provided to the Company and the Commission for their use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted, reproduced or otherwise relied upon by any other person or for any other purpose without our express written consent. The only opinion rendered by us consists of those matters set forth in the immediately following paragraph hereof, and no opinion may be implied or inferred beyond the
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opinion expressly stated. This opinion letter is rendered as of the date hereof, and have no obligation to update this opinion letter.

     Based upon the foregoing, and subject to the limitations set forth herein, it is our opinion that the Shares have been legally authorized and, when paid for, issued and sold in accordance with the terms described in the Registration Statement, will be validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


                            ALSTON & BIRD LLP



                            By: _____________________________________
                                Ralph F. MacDonald, III, Partner